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                                                                  EXHIBIT 99(10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 of Registration Statement No. 333-40304 of CUNA Mutual Life Variable Annuity Account (the "Variable Account") of CUNA Mutual Life Insurance Company (the "Company") on Form N-4 of our report dated March 4, 2005 on the financial statements of the sub-accounts of the Variable Account and our report dated April 20, 2005 on the consolidated financial statements of the Company, both appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP
--------------------------------

Chicago,IL
April 28, 2005

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 11, 2004, relating to the financial statements and financial highlights of CUNA Mutual Life Variable Annuity Account, and our report dated April 8, 2004, relating to the financial statements of CUNA Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
MILWAUKEE, WISCONSIN
APRIL 28, 2005